                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549


                                  ___________



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  April 10, 1997



                                ENVIROGEN, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



           Delaware                   0-20404               22-2899415
------------------------------     -------------        ------------------
(State or other jurisdiction        (Commission             (IRS Employer
   of incorporation)               File Number)         Identification No.)


     4100 Quakerbridge Road
   Lawrenceville, New Jersey                                08648
----------------------------------                        ----------
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:  (609) 936-9300
                                                     --------------



                                Not Applicable
         ------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 2.  Acquisition or Disposition of Assets.
         ------------------------------------

Acquisition of Fluid Management, Inc.
-------------------------------------

     On April 10, 1997, Envirogen, Inc. ("Envirogen") acquired Fluid Management, Inc., a Wisconsin corporation ("FMI"), in accordance with an Agreement and Plan of Merger dated January 14, 1997 among Envirogen, FMI and the stockholders of FMI (the "Merger Agreement"). Pursuant to the Merger Agreement, FMI was merged with and into Envirogen, with Envirogen being the surviving corporation (the "Merger"). Immediately prior to the Merger, FMI operated as a full-service environmental consulting and engineering firm with offices in Wisconsin and Illinois. The merger consideration received by the stockholders of FMI consisted of, in the aggregate, (i) 4,190,477 shares of Envirogen's Common Stock (the "FMI Shares"), of which 419,048 shares were placed in escrow to satisfy potential claims for indemnification by Envirogen against the FMI stockholders, and (ii) approximately $11 million in cash, subject to adjustment pursuant to the Merger Agreement, approximately $4.5 million of which was used to repay certain outstanding indebtedness of FMI and $900,000 of which was deposited in escrow. Envirogen also repaid approximately $1.4 million of additional outstanding indebtedness of FMI. The cash portion of the merger consideration paid by Envirogen was financed by the issuance and sale of Envirogen Common Stock to Warburg, Pincus Ventures, L.P. as described in Item 5 below.


ITEM 5.  Other Events.
         -------------

     On April 10, 1997, Envirogen issued 6,095,238 shares of Common Stock (the "Warburg Shares") to Warburg, Pincus Ventures, L.P., a Delaware limited partnership ("Warburg"), pursuant to a Securities Purchase Agreement dated as of January 14, 1997 between Envirogen and Warburg (the "Purchase Agreement"), for an aggregate cash purchase price of $16 million. The net proceeds from the issuance of the Warburg Shares were used to finance the cash portion of the merger consideration in connection with the Merger and to provide additional working capital for Envirogen.

     In connection with the transactions contemplated by the Merger Agreement and the Purchase Agreement, on April 10, 1997, Envirogen entered into a Registration Rights Agreement with Warburg and the former stockholders of FMI (the "Registration Rights Agreement"), pursuant to which Envirogen agreed to file, as soon as practicable, a Registration Statement with the Securities and Exchange Commission to register the sale of the FMI Shares and the Warburg Shares to the public. However, the Registration Rights Agreement provides that Warburg and the former stockholders of FMI will not sell, transfer or otherwise dispose of the Warburg Shares or the FMI Shares, respectively, prior to April 10, 1998 without the prior consent of Envirogen.

                                *      *      *

     Envirogen and Stone & Webster, Incorporated ("Stone & Webster") entered into a collaborative marketing agreement in 1994 to provide treatment technologies and services to various sectors of the hazardous waste market. On April 16, 1997, Envirogen announced that it is part of a team assembled by Stone & Webster that was awarded a Remedial Action Contract ("RAC") worth $50 million over five years by the New England Division of the U.S. Army Corps of Engineers. The indefinite delivery/indefinite quantity contract is for cleanup of hazardous waste at military and EPA Superfund sites within the New England states and supports a successful Corps of Engineers/EPA partnership to clean up hazardous waste sites throughout the region. As part of the Stone & Webster team under the newly-awarded RAC contract, Envirogen will provide products and services in the areas of in situ bioremediation, biofiltration and soil vapor extraction. Envirogen's share of the contract could potentially be $3 million.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         -------------------------------------------------------------------

(a)   Financial Statements of Business Acquired.                       Page
      ------------------------------------------                       ----
      Report of Independent Public Accountants                         F-1

      Balance Sheets of Fluid Management, Inc.
      as of December 31, 1996 and 1995                                 F-2

      Statements of Operations and Retained
      Earnings (Deficit) of Fluid Management,
      Inc. for the years ended December 31, 1996,
      1995 and 1994                                                    F-3

      Statements of Cash Flows of Fluid
      Management, Inc. for the years ended
      December 31, 1996, 1995 and 1994                                 F-4

      Notes to Financial Statements of Fluid
      Management, Inc.                                                 F-5

(b)   Pro Forma Financial Information.
      -------------------------------

      Pro Forma Condensed Consolidated
      Financial Information                                            F-13

      Pro Forma Condensed Consolidated
      Statement of Operations for the year
      ended December 31, 1996 (Unaudited)                              F-14

      Pro Forma Condensed Consolidated Balance
      Sheet as of December 31, 1996 (Unaudited)                        F-15

      Notes to Pro Forma Condensed Consolidated
      Pro Forma Financial Information (Unaudited)                      F-16

                       Report of Independent Accountants



To the Board of Directors and Stockholders
Fluid Management, Inc.


We have audited the accompanying balance sheets of Fluid Management, Inc.
(the "Company") as of December 31, 1996 and 1995 and the related statements of operations and retained earnings (deficit) and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fluid Management, Inc. as of December 31, 1996 and 1995 and the results of its operations and cash flows for the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.


                                           Coopers & Lybrand L.L.P.

Milwaukee, Wisconsin
February 21, 1997

                            FLUID MANAGEMENT, INC.

                                Balance Sheets


                                                          DECEMBER 31,
                                                    -----------------------

                                                      1996           1995
                                                    --------       --------
ASSETS

Current assets:
 Cash and cash equivalents                        $   368,656     $ 1,799,829
 Accounts receivable and unbilled
  revenues, less reserve for doubtful
  accounts of $120,000 in
  December 31, 1996 and 1995                        7,047,105       6,333,482


 Prepaid expenses                                     303,926         140,400
                                                  -----------     -----------

Total current assets                                7,719,687       8,273,711

Property and equipment, net                           965,664         770,644

Investment in joint venture                            73,790          63,706
                                                  -----------     -----------

   Total assets                                   $ 8,759,141     $ 9,108,061
                                                  ===========     ===========

LIABILITIES

Current liabilities:
 Current portion of note payable                  $ 1,000,000     $ 1,000,000
 Accounts payable                                   2,957,331       2,773,465
 Accrued expenses                                     846,789         739,397
 Reserve for PECFA claim adjustments                3,049,092       2,270,744
 Dividends payable                                    813,000         816,000
                                                  -----------     -----------

Total current liabilities                           8,666,212       7,599,606

Note payable, less current portion                  1,500,000       2,000,000

Commitments and contingencies (Note 6)

SHAREHOLDERS' EQUITY (DEFICIT)

 Common stock, $.10 par value,
  560,000 shares authorized,
  40,000 shares issued and outstanding                  4,000           4,000
 Additional paid-in capital                            36,000          36,000
 Retained earnings (deficit)                       (1,447,071)       (531,545)
                                                  -----------     -----------

Total shareholders' equity (deficit)               (1,407,071)       (491,545)
                                                  -----------     -----------

   Total liabilities and
    shareholders' equity (deficit)                $ 8,759,141     $ 9,108,061
                                                  ===========     ===========


  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                             FLUID MANAGEMENT, INC.

            Statements of Operations and Retained Earnings (Deficit)



                                                     FOR THE YEARS ENDED DECEMBER 31,
                                                -------------------------------------------
                                                    1996            1995           1994
                                                ------------    ------------   ------------
Revenues                                        $ 21,577,171    $ 21,306,444   $ 18,698,662

Provisions for PECFA claims adjustments
  and doubtful accounts                            1,063,919       1,061,417        966,978
                                                ------------    ------------   ------------

Net revenues                                      20,513,252      20,245,027     17,731,684

Expenses:
 Cost of commercial service                       13,904,208      13,973,144     12,958,206
 General and administrative                        2,071,645       1,511,664      1,113,890
                                                ------------    ------------   ------------

Total costs and expenses                          15,975,853      15,484,808     14,072,096
                                                ------------    ------------   ------------

Other income (expense):
 Interest income                                      18,658          24,520          8,467
 Interest expense                                   (224,667)       (159,633)      (195,542)
 Equity in earnings of joint venture                  10,084          17,060         34,146
                                                ------------    ------------   ------------

Other expense, net                                  (195,925)       (118,053)      (152,929)
                                                ------------    ------------   ------------

Net income                                         4,341,474       4,642,166      3,506,659

Retained earnings (deficit):
 Beginning of year                                  (531,545)        692,489       (661,900)
 Dividends declared                                5,257,000       5,866,200      2,152,270
                                                ------------    ------------   ------------

   End of year                                  $ (1,447,071)   $   (531,545)  $    692,489
                                                ============    ============   ============

Net income per share                            $        109    $        116   $         88
                                                ============    ============   ============

Weighted average number of
 shares outstanding                                   40,000          40,000         40,000
                                                ============    ============   ============




  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                             FLUID MANAGEMENT, INC.

                            Statements of Cash Flows



                                                      FOR THE YEARS ENDED DECEMBER 31,
                                                 ----------------------------------------
                                                    1996            1995          1994
                                                 ---------       ---------     ----------

Cash flows from operating activities:
 Net income                                      $ 4,341,474    $ 4,642,166    $ 3,506,659
 Adjustments to reconcile net income to
  net cash provided by operating activities:
   Provisions for PECFA claim adjustments
    and doubtful accounts                          1,063,919      1,061,417        966,978
   Depreciation                                      250,982        193,284        115,785
   (Gain) loss on sale of property and
    equipment                                          1,627          6,889         (1,855)
   Equity in earnings of joint venture               (10,084)       (17,060)       (34,146)
                                                 -----------    -----------    -----------

                                                   5,647,918      5,886,696      4,553,421

Changes in assets and  liabilities:
 Accounts receivable and unbilled revenues          (713,623)     1,644,362     (2,668,731)
 Prepaid expenses                                   (163,526)       (39,052)       (20,553)
 Accounts payable                                    152,922       (818,388)     1,507,748
 Accrued liabilities                                 107,392        206,290        117,761
 Reserve for PECFA claim adjustments                (285,571)      (311,973)      (212,388)
                                                 -----------    -----------    -----------

Net cash provided by operating activities          4,745,512      6,567,935      3,277,258


Cash flows from investing activities:
 Purchase of property and equipment                 (416,685)      (399,985)      (480,733)
 Proceeds from sale of property and equipment                        17,100          6,814
 Investment in joint venture                                                       (12,500)
                                                 -----------    -----------    -----------

Net cash used in investing activities               (416,685)      (382,885)      (486,419)


Cash flows from financing activities:
 Dividends paid                                   (5,260,000)    (5,894,470)    (1,691,000)
 Payments on notes payable                        (3,250,000)    (2,200,000)      (800,000)
 Proceeds on notes payable                         2,750,000      3,000,000
                                                 -----------    -----------    -----------

Net cash used in financing activities             (5,760,000)    (5,094,470)    (2,491,000)
                                                 -----------    -----------    -----------

Net increase (decrease) in cash and
 cash equivalents                                 (1,431,173)     1,090,580        299,839

Cash and cash equivalents:
 Beginning of year                                 1,799,829        709,249        409,410
                                                 -----------    -----------    -----------

 End of year                                     $   368,656    $ 1,799,829    $   709,249
                                                 ===========    ===========    ===========

Supplemental cash flow information:
 Interest paid                                   $   227,589    $   156,091    $   196,209
                                                 ===========    ===========    ===========

Dividends declared but not paid                  $   813,000    $   745,000    $   702,270
                                                 ===========    ===========    ===========

Property and equipment purchased
 but not paid for                                $    30,944    $         -    $    95,736
                                                 ===========    ===========    ===========



  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                            FLUID MANAGEMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS



1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

      NATURE OF BUSINESS

      Fluid Management, Inc. (the Company) is a consulting engineering firm providing comprehensive environmental science services to customers located primarily in Wisconsin. Such services include: soil and groundwater remediation, compliance management, air sciences and engineering, solid waste and landfill management, wastewater and stormwater management, storage tank management and solid waste management, planning, permitting, engineering and construction supervision services.

      Storage tank removal and remediation totaled approximately 88%, 85% and 87% of the Company's revenues for the years ended December 31, 1996, 1995 and 1994, respectively. The majority of such work is eligible to be reimbursed to the Company's customers under the State of Wisconsin Petroleum Environmental Cleanup Fund Act (PECFA). Such reimbursement is not made until certain remediation milestones have been reached and all work costs have been approved by the State of Wisconsin Department of Commerce (DCOM), the state's administrator of the PECFA program.

      ACCOUNTING ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the dates of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      The Company's most significant estimates relate to accounts receivable valuation reserves and PECFA reserves.

      REVENUE RECOGNITION

      Revenue is recognized as services are provided and costs are incurred. Cost of commercial services include all direct materials, labor and subcontracting costs related to work performed.

      RESERVES FOR PECFA CLAIM ADJUSTMENTS

      The Company provides for an estimate of potential amounts it will repay to customers related to remediation costs which are determined by DCOM to be ineligible for reimbursement by PECFA.

                            FLUID MANAGEMENT, INC.

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

      Claims for customer reimbursement are submitted to PECFA upon completion of certain remediation milestones. Final review of the PECFA claims by DCOM and determination of any ineligible costs is typically not completed until one to three years after the related revenues have been recognized and collected by the Company. Total revenues recognized in 1996 and prior years for which claims are yet to be approved by DCOM were approximately $45,500,000 at December 31, 1996.

      CASH AND CASH EQUIVALENTS

      The Company considers checking accounts and money market accounts to be cash and cash equivalents. Substantially all the Company's cash and cash equivalents are maintained at two banks in southwestern Wisconsin and one bank in northeastern Illinois and balances will normally exceed federally insured limits.

      PROPERTY AND EQUIPMENT

      Property and equipment is recorded at cost and consists primarily of vehicles, office and field equipment, and leasehold improvements. Leasehold improvements are amortized over the shorter of the terms of the related leases or the estimated useful lives of the assets. Depreciation and amortization is calculated on the straight-line method over the estimated useful lives of the assets which range from three to seven years. Gains and losses on disposals are recognized in the year of disposal. Repair and maintenance expenditures are expenses as incurred; significant renewals and betterments are capitalized.

      INVESTMENT IN JOINT VENTURE

      The Company has a 50% ownership in Miller Environmental Technologies LLC
      (MET). Such ownership investment is accounted for under the equity method. Summarized unaudited financial information for MET as of and for the years ended December 31, 1996, 1995 and 1994 is set forth below:


                                         1996         1995        1994
                                       --------    ---------   ---------

                Current assets       $  208,000   $   181,000   $  186,000
                Current liabilities      61,000        54,000       93,000
                Members capital         147,000       127,000       93,000
                Revenues                124,000       194,000      218,000
                Net income               20,000        34,000       68,000

                            FLUID MANAGEMENT, INC.

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

      The Company provides consulting and engineering services to MET under a subcontracting arrangement. Billings for such services amounted to $67,000, $106,000 and $82,000 for the years ended December 31, 1996, 1995 and 1994, respectively. The Company is paid a monthly fee of $1,000 by MET to provide office and recordkeeping functions. Such fees totaled $12,000, $12,000 and $3,000 for the years ended December 31, 1996, 1995 and 1994, respectively. The Company is also reimbursed for any expenses incurred related to MET matters. The Company had accounts receivable from MET of $51,000 and $33,000 at December 31, 1996 and 1995.

      INCOME TAXES

      By unanimous consent of its shareholders, the Company elected S Corporation status under the provisions of the Internal Revenue Code. Under those provisions and most state laws, the Company generally does not pay federal or state income taxes on its taxable income. As an S Corporation, any taxable income or loss of the Company is includable in the individual income tax returns of the shareholders.

      It is the intent of the shareholders to withdraw amounts as distributions at least equivalent to the income taxes that will be payable by them on S Corporation earnings. As of December 31, 1996, the amount of accumulated earnings taxed to the shareholders but not distributed was approximately $2,850,000 (before payment of any dividends payable).

      EARNINGS PER SHARE

      Earnings per share calculations are based on the weighted average shares outstanding during the period.

                            FLUID MANAGEMENT, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

   RECLASSIFICATIONS

   Certain reclassifications have been made to the December 31, 1995 and 1994 amounts to conform them to the December 31, 1996 presentation.


2. PROPERTY AND EQUIPMENT:

   Property and equipment, net consisted of the following:


                                                 DECEMBER 31,
                                          -------------------------
                                             1996           1995
                                          -------------------------

    Vehicles                              $  135,883     $  135,883
    Field equipment                          365,076        329,535
    Furniture and office equipment         1,020,791        634,152
    Leasehold improvements                    61,282         47,131
                                          ----------     ----------

                                           1,583,032      1,146,701

    Less:  accumulated depreciation          617,368        376,057
                                          ----------     ----------

    Property and equipment, net           $  965,664     $  770,644
                                          ==========     ==========

3. ACCRUED EXPENSES:

   Accrued expenses consisted of the following:


                                                 DECEMBER 31,
                                          -------------------------
                                             1996           1995
                                          ----------     ----------

    Bonuses                              $   800,375     $  695,547
    Commissions                                6,229         13,607
    Other                                     40,185         30,243
                                         -----------     ----------

                                         $   846,789     $  739,397
                                         ===========     ==========

                            FLUID MANAGEMENT, INC.

4.    LINE OF CREDIT:

      The Company has a demand line of credit which allows borrowings up to the lesser of $500,000 ($1,200,000 effective January 1997) or a defined borrowing base. Borrowings bear interest at prime and are secured by substantially all of the assets of the Company. There was no balance outstanding at December 31, 1996 or 1995.


5.    NOTE PAYABLE:

      The Company has a $2,500,000 bank note payable at December 31, 1996.  The note is due in monthly principal installments of $83,333 plus interest at 8.5% and is collateralized by substantially all assets of the Company. The related loan agreement contains certain covenant restrictions. The most restrictive of which is the maintenance of a debt service coverage ratio (as defined) of 1.5 to 1.0. The fair value of the note payable approximates the carrying value.

      Scheduled annual principal payments as of December 31, 1996 are set forth below:



             1997          $  1,000,000
             1998             1,000,000
             1999               500,000
                           ------------
                           $  2,500,000
                           ============


      At December 31, 1995, the Company had a $3,000,000 bank note payable. During 1996, $1,250,000 was refinanced (representing the balance of the loan at the time of refinancing) as part of the bank note payable discussed above.

                            FLUID MANAGEMENT, INC.

6.    COMMITMENTS AND CONTINGENCIES:

      OPERATING LEASES

      The Company leases office and warehouse facilities and office equipment under operating leases. Rent expense was $529,000, $255,000, and $205,000 for the years ended December 31, 1996, 1995 and 1994, respectively. Under the terms of the leases, the lessee is responsible for substantially all operating expenses. Minimum future annual rental payments are set forth below:

             1997     $  759,000
             1998        589,000
             1999        491,000
             2000        303,000
             2001          7,000


      EMPLOYMENT AGREEMENTS

      The Company has employment agreements with the four shareholders of the Company. These agreements terminate in June 1998 and provide for annual salaries of $85,000 per shareholder. The agreements also provide for increased salaries upon change in control of the Company.

      The Company has an employment contract with an employee which provides for an annual salary of $125,000 per year and a bonus based on certain pre-tax profits. This agreement can be canceled upon written notice by the Company.

      BONUS PLAN

      The Company has a bonus plan for substantially all employees which provides for 10% of Company pre-tax profits to be distributed to employees.

                            FLUID MANAGEMENT, INC.

7.    SELF-INSURED HEALTH BENEFITS:

      The Company self-insures health benefits for its employees and has obtained an insurance policy that limits its exposure to the first $10,000 per employee/family per year with an aggregate monthly limit. Health insurance costs, including claims, stop-loss premiums and administration fees, were $220,000, $187,000, and $120,000 for the years ended December 31, 1996, 1995 and 1994, respectively.


8.    SALARY DEFERRAL PLAN:

      The Company has a 401(k) plan which provides for employee salary deferral contributions as allowed by the Internal Revenue Code. Substantially all employees are eligible to participate in this Plan. No Company contributions have been made to this plan.


9.    STOCK PURCHASE AGREEMENTS:

      The Company is a party to stock purchase agreements with each shareholder, whereby, upon the death of a shareholder or at the option of a totally disabled shareholder, the Company is required to purchase the shares of common stock owned by the shareholder at fair market value, as determined by the agreement. The Company owns term life insurance on each of the shareholders to partially fund potential obligations related to a shareholder's death.


10.   OTHER RELATED PARTY TRANSACTIONS:

      The Company provides technical and administrative services to a Company with common ownership. Amounts billed by the Company for such services amounted to $53,400, $26,600, and $16,600, for the years ended December 31, 1996, 1995 and 1994. Accounts receivable, which related to these services, amounted to $13,200 at December 31, 1996.

                            FLUID MANAGEMENT, INC.

11.   PROPOSED MERGER:

      In January 1997, the Company entered into a Merger Agreement to merge with and into Envirogen, Inc. The merger is subject to Envirogen, Inc. obtaining satisfactory capital to finance the merger and the approval of the merger by the stockholders of Envirogen.

12.   SUBSEQUENT EVENTS (unaudited):

      In April 1997, an action was filed against the Company claiming infringement in the hiring of certain employees made by the Company. Also in April 1997, a settlement agreement was reached with the plaintiff. All claims related to this litigation have been settled and payment of $500,000, as settlement, has been made by the Company to the plaintiff.

      On April 10, 1997, the Company consummated the merger with Envirogen, Inc. as discussed in note 11.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  (UNAUDITED)


     The following unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1996 and the unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1996 are based on the historical financial statements of Envirogen, Inc. ("Envirogen") and Fluid Management, Inc. ("FMI"), as adjusted to give effect to the merger (the "Merger") of FMI into Envirogen and the issuance and sale by Envirogen to Warburg, Pincus Ventures, L.P. ("Warburg") of 6,095,238 shares of Envirogen Common Stock (the "Warburg Transaction"). The Pro Forma Condensed Consolidated Statements of Operations have also been adjusted for the acquisition of MWR, Inc. ("MWR") by Envirogen that closed on February 9, 1996.

     The Pro Forma Condensed Consolidated Balance Sheet has been prepared assuming that the Merger and the Warburg Transaction occurred on December 31, 1996, and the Pro Forma Condensed Consolidated Statements of Operations have been prepared assuming the Merger, the Warburg Transaction and the acquisition of MWR occurred on January 1, 1996. The related adjustments are described in the notes thereto.

     The Pro Forma Condensed Consolidated Financial Statements are based on certain assumptions and preliminary estimates which are subject to change. The Pro Forma Condensed Consolidated Financial Statements are not necessarily indicative of operating results or financial position that would have been achieved had the Merger, the Warburg Transaction and the acquisition of MWR been consummated on the respective dates indicated and should not be construed as representative of future operating results or financial position. In addition, the Pro Forma Condensed Consolidated Financial Statements do not give effect to any matters other than as described in the notes thereto.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     For the year ended December 31, 1996
                                  (Unaudited)

                                                   Envirogen,    Historical      Fluid        Pro Forma         Pro Forma
                                                      Inc.       MWR, Inc.    Mgmt., Inc.    Adjustments       As Adjusted
                                                  ------------  ------------  ------------  -------------     -------------
Revenues:
  Commercial operations                           $10,892,871      $278,767   $21,577,171                      $32,748,809
  Research and development services                 2,026,723                                                    2,026,723
  Provisions for PECFA claim adjustments
    and doubtful accounts                                                      (1,063,919)                      (1,063,919)
                                                  -----------   -----------   -----------                     ------------
   Net revenues                                    12,919,594       278,767    20,513,252                       33,711,613
                                                  -----------   -----------   -----------                     ------------

Cost of commercial operations                       9,676,960        82,230    13,904,208                       23,663,398
Provision for contract claim                          650,000                                                      650,000
Research and development costs                      2,403,566                                                    2,403,566
Selling, general and administrative expenses        2,958,780       174,585     2,071,645     $  260,000 (3)     6,705,074
                                                                                               1,220,964 (4)
                                                                                                  19,100 (6)
                                                  -----------   -----------   -----------     ----------      ------------
   Total costs and expenses                        15,689,306       256,815    15,975,853      1,500,064        33,422,038
                                                  -----------   -----------   -----------     ----------      ------------

Other income (expense):
  Interest income                                     193,776                      18,658                          212,434
  Interest expense                                    (22,993)         (606)     (224,667)                        (248,266)
  Equity in gain (loss) of joint venture              (52,629)                     10,084                          (42,545)
  Other, net                                            7,601                                                        7,601
                                                  -----------   -----------   -----------     ----------      ------------
    Other income (expense), net                       125,755          (606)     (195,925)                         (70,776)
                                                  -----------   -----------   -----------     ----------      ------------

Net income (loss) before income taxes              (2,643,957)       21,346     4,341,474     (1,500,064)          218,799
Income tax provision                                                                             547,777 (5)       547,777
                                                  -----------   -----------   -----------     ----------      ------------

Net income (loss)                                  (2,643,957)       21,346     4,341,474     (2,047,841)         (328,978)
Preferred stock dividends                             (36,458)                                                     (36,458)
                                                  -----------   -----------   -----------     ----------      ------------

Net income (loss) applicable to Common Stock      ($2,680,415)      $21,346    $4,341,474    ($2,047,841)        ($365,436)
                                                  ===========   ===========   ===========    ===========      ============

Net income (loss) per share applicable
    to Common Stock                                    ($0.24)                    $108.54                           $(0.02)
                                                  ===========                 ===========                     ============

Weighted average number of shares of
  Common Stock outstanding                         11,374,922                      40,000     11,802,733(1,2)   23,217,655
                                                  ===========                 ===========   ==============    ============



The Notes are an integral part of these Pro Forma Consolidated Financial Statements

                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             At December 31, 1996
                                  (Unaudited)

                                                                      Historical
                                                            ----------------------------
                                                                                Fluid        Pro Forma          Pro Forma
                                                            Envirogen, Inc.  Mgmt., Inc.    Adjustments        As Adjusted
                                                            ---------------  -----------  ---------------    ---------------
ASSETS
Current assets:
  Cash and cash equivalents                                 $ 4,614,062     $   368,656    $ 15,800,000 (1)     $ 6,291,465
                                                                                            (11,991,253)(2)
                                                                                             (2,500,000)(7)
  Accounts receivable, net                                    3,100,447       7,047,105                          10,147,552
  Unbilled revenue                                            1,776,004                                           1,776,004
  Inventory                                                      55,027                                              55,027
  Prepaid expenses and other current assets                     175,941         303,926                             479,867
                                                            -----------     -----------    ------------         -----------
    Total current assets                                      9,721,481       7,719,687       1,308,747          18,749,915

Property and equipment, net                                     922,320         965,664                           1,887,984
Restricted cash                                                 309,300                                             309,300
Investment in and advances to joint venture                     228,934          73,790                             302,724
Intangible assets, net                                        1,348,677                      24,419,279(2)       25,767,956
Other                                                           185,912                                             185,912
                                                            -----------     -----------    ------------         -----------
    Total assets                                            $12,716,624     $ 8,759,141    $ 25,728,026         $47,203,791
                                                            ===========     ===========    ============         ===========

LIABILITIES
Current liabilities:
  Accounts payable                                          $ 1,335,954     $ 2,957,331                         $ 4,293,285
  Accrued expenses and other liabilities                        955,886         846,789                           1,802,675
  Income taxes payable
  Deferred revenue                                              312,784                                             312,784
  Current portion of note payable                                 4,287       1,000,000     ($1,000,000)(7)           4,287
  Current portion of capital lease obligations                   18,304                                              18,304
  Reserve for PECFA claim adjustments                                         3,049,092                           3,049,092
  Dividends payable                                                             813,000                             813,000
                                                            -----------     -----------    ------------         -----------
    Total current liabilities                                 2,627,215       8,666,212      (1,000,000)         10,293,427

Deferred rent                                                    12,222                                              12,222
Note payable, net of current portion                                          1,500,000      (1,500,000)(7)
Capital lease obligations, net of current portion                29,954                                              29,954
                                                            -----------     -----------    ------------         -----------
    Total liabilities                                         2,669,391      10,166,212      (2,500,000)         10,335,603
                                                            -----------     -----------    ------------         -----------

STOCKHOLDERS' EQUITY
Common stock                                                    129,319           4,000          60,952 (1)         232,176
                                                                                                 41,905 (2)
                                                                                                 (4,000)(2)
Additional paid-in capital                                   31,925,861          36,000      15,739,048 (1)      58,643,959
                                                                                             10,979,050 (2)
                                                                                                (36,000)(2)
Retained earning (deficit)                                  (22,001,997)     (1,447,071)      1,447,071 (2)     (22,001,997)
Less: Treasury stock                                             (5,950)                                             (5,950)
                                                            -----------     -----------    ------------         -----------
    Total stockholders' equity                               10,047,233      (1,407,071)     28,228,026          36,868,188
                                                            -----------     -----------    ------------         -----------
    Total liabilities and stockholders' equity              $12,716,624     $ 8,759,141    $ 25,728,026         $47,203,791
                                                            ===========     ===========    ============         ===========

The Notes are an integral part of these Pro Forma Condensed Consolidated Financial Statements

   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  (UNAUDITED)


     The unaudited Pro Forma Condensed Consolidated Financial Statements reflect the Merger, the Warburg Transaction and the acquisition of MWR. The unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared using the purchase method of accounting for both the Merger and the acquisition of MWR.


NOTE 1. Represents the issuance and sale to Warburg of 6,095,238 shares of Envirogen Common Stock at $2.625 per share for net cash proceeds of $15.8 million, after expenses estimated at $200,000.

NOTE 2. Represents the Merger of FMI into Envirogen, including the issuance by Envirogen of 4,190,477 shares of Envirogen Common Stock valued at approximately $11 million and the payment by Envirogen of approximately $10.9 million of cash and estimated transaction expenses of $1.1 million in connection therewith. The shares of Envirogen Common Stock issued in the Merger have been valued at $2.625 per share, which represents the value of such Common Stock during a reasonable period of time before and after the terms of the transaction were agreed and announced, discounted to reflect the difference between the shares traded in the public market and the shares issued in the Merger. The Merger has been be accounted for under the purchase method of accounting, and it has been assumed that the fair market value of the assets and liabilities acquired are equal to their book value. The Merger resulted in goodwill of approximately $24.4 million which will be amortized over 20 years.

NOTE 3. Represents increased compensation for FMI executives upon consummation of the Merger.

NOTE 4. Represents the amortization over 20 years of costs in excess of net assets acquired as a result of the Merger.

NOTE 5. Represents the tax impact of the conversion of FMI to a C Corporation from an S Corporation and the merger of FMI into Envirogen. The pro forma tax calculation assumes no reduction in Envirogen's valuation allowance as a result of the Merger. This tax calculation includes the impact of the utilization of Envirogen's net operating loss carryforward to offset a portion (due to IRS section 382 limitations) of the Pro Forma tax liability and the tax impact of Pro Forma adjustments on the tax rate for non-deductible items.

NOTE 6. Represents the amortization of intangible assets as a result of the acquisition of MWR.

NOTE 7. Represents the repayment in full of all indebtedness of FMI outstanding at December 31, 1996. Pursuant to the Merger Agreement, all outstanding indebtedness of FMI on the Closing Date was repaid in full. The amount of outstanding indebtedness of FMI on the Closing Date was approximately $6 million.

NOTE 8. Represents the results of operations of MWR from January 1, 1996 through February 9, 1996.

(c)  Exhibits.
     --------



Exhibit Number
(Referenced to
Item 601 of
Regulation S-K)          Description of Exhibit
---------------          ----------------------
     2.1                 Agreement and Plan of Merger dated January 14, 1997 by
                         and among Fluid Management, Inc., William C. Smith,
                         Douglas W. Jacobson, Gary W. Hawk, Richard W.
                         Schowengerdt and Envirogen, Inc. (1)(Exh. 2.1)

     10.1 Securities Purchase Agreement dated January 14, 1997 by and between Warburg, Pincus Ventures, L.P. and
                         Envirogen, Inc. (1)(Exh. 2.2)

     10.2 Registration Rights Agreement dated April 10, 1997 by and among Envirogen, Inc., Warburg, Pincus Ventures,
                         L.P., William C. Smith, Douglas W. Jacobson, Gary W.
                         Hawk and Richard W. Schowengerdt.

     23                  Consent of Coopers & Lybrand L.L.P.

------------------------------

(1) Incorporated by reference to the indicated exhibit to Envirogen's Report on Form 8-K filed with the Commission on January 21, 1997. Certain schedules (and similar attachments) to Exhibits 2.1 and 10.1 are not being filed. Envirogen agrees to furnish supplementally a copy of any omitted schedules or attachments to the Commission upon request.



                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ENVIROGEN, INC.



Date:  April 23, 1997          By:    /s/ Harcharan S. Gill
                                    ----------------------------------------
                                          Harcharan S. Gill,
                                          President and Chief
                                          Executive Officer

                                 EXHIBIT INDEX
                                 -------------



 Exhibit No.                             Title
-------------                            -----

     2.1 Agreement and Plan of Merger dated January 14, 1997 by and among Envirogen, Inc., Fluid Management, Inc.,
               William C. Smith, Gary W. Hawk, Richard W. Schowengerdt and Douglas W. Jacobson.(1) (Exh. 2.1)

    10.1 Securities Purchase Agreement dated January 14, 1997 by and between Envirogen, Inc. and Warburg, Pincus Ventures,
               L.P.(1) (Exh. 2.2)

    10.2 Registration Rights Agreement dated April 10, 1997 by and among Envirogen, Inc., Warburg, Pincus Ventures, L.P.,
               William C. Smith, Douglas W. Jacobson, Gary W. Hawk and
               Richard W. Schowengerdt.

      23       Consent of Coopers & Lybrand L.L.P.

-------------------------

(1) Incorporated by reference to the indicated exhibit to Envirogen's Report on Form 8-K filed with the Commission on January 21, 1997. Certain schedules (and similar attachments) to Exhibits 2.1 and 10.1 are not being filed. Envirogen agrees to furnish supplementally a copy of any omitted schedules or attachments to the Commission upon request.



                                      -5-